Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a)

I, Richard W. Sunderland, Jr., certify that:

1. I have reviewed this annual report on Form 10-K of American Public Education, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 11, 2020

By:	/s/ Richard W. Sunderland, Jr.
Name: Richard W. Sunderland, Jr.
Title: Executive Vice President and Chief Financial Officer